                                                                   EXHIBIT 10.39

                              LEASE AND AGREEMENT
                                    between


                               GBA REALTY CORP.,
                            an Indiana Corporation
                                  as Landlord


                                      and


                       SUBURBAN OSTOMY SUPPLY CO., INC.,
                         as Massachusetts Corporation
                                   as Tenant


                             Dated August 1, 1993

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
1.   Demise of Premises......................................................1

2.   Title and Condition.....................................................1

3.   Use of Leased Premises..................................................1

4.   Terms...................................................................1

5.   Rent....................................................................1

6.   Net Lease; Non-Terminability............................................2

7.   Taxes and Assessment; Compliance with Law;
     Environmental Matters...................................................3

8.   Indemnification.........................................................5

9.   Liens; grants of Easements..............................................6

10.  Maintenance and Repair; Completion of Improvements......................6

11.  Alterations.............................................................7

12.  Insurance...............................................................7

13.  Casualty...............................................................10

14.  Condemnation...........................................................11

16.  Permitted Contests.....................................................12

17.  Conditional Limitations; Default Provisions............................13

18.  Additional Rights of Landlord..........................................15

19.  Notices, Demands and Other Instruments.................................16

20.  Estoppel Certificates and Consents.....................................16

                               TABLE OF CONTENTS

21.  No Merger..............................................................17

22.  Surrender..............................................................17

24.  Savings Clause.........................................................18

25.  Binding Effect.........................................................18

26.  Table of Contents, Headings............................................18

27.  Governing Law..........................................................18

28.  Certain Definitions....................................................18

     LEASE AND AGREEMENT, dated as of August 1, 1993 (herein called "Lease"), between GBA REALTY CORP. (herein called "Landlord"), having an address at c/o May, Oberfell & Lorber, 300 North Michigan, South Bend, IN 46601, and SUBURBAN OSTOMY SUPPLY CO., INC. (herein called "Tenant"), having an address at 75 October Hill Road, Holliston, MA 01746.

     1.   Demise of Premises.  In consideration of the rents and covenants
          ------------------
herein stipulated to be paid and performed, Landlord hereby demises, lets to Tenant, and Tenant hereby lets from Landlord, for the terms herein described, the premises (herein called the "Premises") consisting of (i) the land described in Schedule A hereto (herein called the "Land Parcel"); (ii) all buildings, structures and other improvements constructed and to be constructed thereon (including all building equipment and fixtures, if any, owned by Landlord, but excluded trade equipment and fixtures owned by Tenant) herein called the "herein called the "Improvements"); and (iii) all easements, rights and appurtenances relating thereto, all upon the terms and conditions herein specified.

     2.   Title and Condition.  The Premises are demised and let subject to (a)
          -------------------
the rights of any parties in possession and the existing state of the title as of the commencement of the term of this Lease, (b) any state of facts which an accurate survey or physical inspection thereof might show, (c) all zoning regulations, restrictions, rules and ordinances, building restrictions and other laws and regulations now in effect or hereafter adopted by any governmental authority having jurisdiction the condition of any buildings, structures or other improvements located thereon, as the commencement of the term of this Lease, without representation or warranty by Landlord. Tenant represents that it has examined the title to and the condition of the Premises and has found the same to be satisfactory to it.

     3.   Use of Leases Premises.
          ----------------------

          (a) Tenant may occupy and use the Premises for the purpose of the receipt, storage and distribution of products and all office, administrative and related purposes. Tenant shall not create or suffer to exist any public or private nuisance, hazardous or illegal condition or waste on or with respect to the Premises.

          (b) Tenant shall not conduct its business operation in the Premises unless and until (and during such time as) all necessary certificates of occupancy permits, licenses and consents from any or all appropriate governmental authorities have been obtained by Tenant and are in full force and effect.

     4.   Terms.  Subject to the terms and conditions hereof, Tenant shall have
          -----
and hold the Premises for a primary term (herein called the "Primary Term") commencing on August 1, 1993, and ending at midnight on July 31, 2003, unless this sooner terminated pursuant to the terms hereof.

     5.   Rent.
          -----

          (a) Tenant covenants to pay to Landlord, as installments of rent for the Premises during the term of this Lease, minimum annual rent of Eight-Five Thousand Six Hundred Seventy-Four Dollars ($85,674.00), payable in twelve (12) equal monthly installments due and payable on the first day of each calender month, subject to Landlord's right to annually review such minimum rent and to increase such rent in its discretion, upon not less than thirty (30) days' prior written notice.

          (b) Tenant covenants that all other amounts, liabilities and obligations which Tenant assumes or agrees to pay or discharge pursuant to this Lease together with every fine, penalty, interest and cost which may be added for nonpayment or late payment thereof, shall constitute additional rent hereunder. In the event of any failure by Tenant to pay or discharge any of the foregoing, Landlord shall have all rights, powers and remedies provided herein or by law in the case or nonpayment of Basic Rent. Tenant also covenants to pay to Landlord on demand an amount equal to four percent (4%) of the payment amount then due, on (i) all overdue installments of Basic Rent and (ii) all overdue amounts of additional rent. In addition, Tenant further covenants to pay to Landlord on demand interest at the rate of fifteen percent (15%) per annum (or at the maximum rate not prohibited by applicable law, whichever is less) on all obligations which Landlord shall have paid on behalf of Tenant from the date of such payment by Landlord until Landlord is paid in full.

     6.   Net Lease; Non-Terminability.
          ----------------------------

          (a) This is an absolutely net lease to Landlord. It is the intent of the parties hereto that the Basic Rent payable under this Lease shall be an absolutely net return to the Landlord and that the Tenant shall pay all costs and expense relating to the Premises and the business carried on therein, unless otherwise expressly provided in this Lease. Any amount or obligation herein relating to the Premises which is not expressly declared to be that of the Landlord shall be deemed to be an obligation of the Tenant to be performed by the Tenant at the Tenant's expense. Basic Rent, additional rent and all other sums payable hereunder by Tenant, shall be paid without notice (except as expressly provided herein), demand, setoff, counterclaim, abatement, suspension, deduction or defense.

          (b) This Lease shall not terminate, nor shall Tenant have any right to terminate this Lease (except as otherwise expressly provided herein), nor shall Tenant be entitled to any abatement or reduction of rent hereunder (except as otherwise expressly provided herein), nor shall the obligations of Tenant under this Lease be affected, by reason of (i) any damage to or destruction of all or any part of the Premises from whatever cause; (ii) the taking of the Premises or any portion thereof by condemnation, requisition or otherwise; (iii) the prohibition, limitation or restriction of Tenant's use of all or any part of the Premises, or any interference with such use; (iv) any eviction by paramount title or otherwise; (v) Tenant's acquisition or ownership or all or any part of the Premises otherwise than as expressly provided herein; (vi) any default on the part of Landlord under this Lease, or under any other agreement to which Landlord and Tenant may be parties;
(vii) the failure of Landlord to deliver possession of the Premises on the commencement of the term hereof or (viii) any other cause whether similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding. It is the intention of the parties hereto that the obligations of Tenant hereunder shall be separate and independent covenants and agreements, that the Basic Rent, the additional rent and all other sums payable by Tenant hereunder shall continue to be payable in all events and that the obligations of Tenant hereunder shall continue unaffected, unless the requirement to pay or perform the same shall have been terminated pursuant to an express provision of this Lease.

          (c) Tenant agrees that it will remain obligated under this Lease in accordance with its terms, and that it will not take any action to terminate, rescind or avoid this Lease, notwithstanding (i) the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, or winding-up or other proceeding affecting Landlord or its successors in interest or (ii) any action with respect to this Lease which may be taken by any trustee or receiver of Landlord or its successors in interest or by any court in any such proceeding.

          (d) Tenant waives all rights which may now or hereafter be conferred by law (i) to quit, terminate or surrender this Lease or the Premises or any part thereof or (ii) to any abatement, suspension, deferment or reduction of the Basic Rent, additional rent or any other sums payable under this Lease, except as otherwise expressly provided herein.

     7.   Taxes and Assessments; Compliance with Law; Environmental Matters.
          -----------------------------------------------------------------

          (a) Tenant shall pay or discharge all Impositions, as hereinafter defined, when due. Notwithstanding the foregoing provision of this paragraph 7(a), Tenant shall not be required to pay any franchise, corporate, estate, inheritance, succession, transfer (other than transfer taxes, recording fees, or similar charges payable in connection with a conveyance hereunder to Tenant), income, excess profits or revenue taxes of any Landlord hereunder (other than any gross receipts or similar taxes imposed or levied upon, assessed against or measured by the Basic Rent, additional rent or any other sums payable by Tenant hereunder or levied upon or assessed against the Premises, unless such taxes are in lieu of an income, profit or revenue tax of Landlord but only to the extent of such substitution and only to the extent that such tax, assessment or other charge would be payable if the Premises were the only property of Landlord subject thereto), except any such tax, assessment, charge or levy imposed or levied upon or assessed against Landlord in substitution for or in place of an Imposition. Tenant agrees to furnish to Landlord; within thirty (30) days after written demand therefor, evidence of the payment of all Impositions. In the event that any Imposition levied or assessed against the Premises becomes due and payable during the term hereof and may be legally paid in installments, Tenant shall have the option to pay such Imposition in installments. In such event, Tenant shall be liable only for those installments which become due and payable during the term hereof.

          (b) Tenant shall at its expense, comply with and shall cause the Premises to comply with all governmental statutes, laws, rules, orders, regulations and ordinances the failure to comply with which at any time would affect the Premises or any part thereof, or the use thereof, including those which require the making of any structural, unforeseen or extraordinary changes, whether or not any of the same involve a change of policy or the part of the body enacting the same. Tenant shall, at its expense, comply with all changes required in order to obtain the Required Insurance (as hereinafter defined), and with the provisions of all contracts, agreements, instruments and restrictions existing at the commencement of this Lease or thereafter suffered or permitted by Tenant affecting the Premises or any part thereof or the ownership, occupancy or use thereof.

          (c)  Tenant shall:

               (i) not cause, suffer or permit any Hazardous Material to exist on or discharge from the Premises (whether originating thereon or migrating to the Premises from other property), and shall promptly: (A) pay any claim against Tenant, Landlord, Permitted Beneficiary or the Premises, (B) remove any charge or lien upon any of the Premises, and (C) defend, indemnify and hold Landlord and Permitted. Beneficiary harmless from any and all claims, expenses, liability, loss or damage, resulting from any Hazardous Material that exist on or is discharged from the Premises;

               (ii) not cause, suffer or permit any Hazardous Material to exist on or discharge from any property owned or used by Tenant which would result in any charge or lien upon the Premises and shall promptly: (A) pay any claim against Tenant, Landlord, Permitted Beneficiary or the Premises; (B) remove any charge or lien upon the Premises and (C) defend, indemnify and hold Landlord and Permitted Beneficiary harmless from any and all claims, expenses, liability, loss or damage, resulting from the existence of any such Hazardous Material;

               (iii) notify Landlord and Permitted Beneficiary of any Hazardous
                     Material that exists on or is discharged from or onto the Premises (whether originating thereon or migrating to the Premises from other property) within ten (10) days after Tenant first has knowledge of such existence of discharge; and

               (iv) comply, and cause the Premises to comply, with all statutes, laws, ordinances, rules and regulations of all local, state or federal authorities having authority over the Premises or any portion thereof or their use, including without limitation, relative to any Hazardous Material, petroleum products, asbestos containing materials or PCB's.

               (v)   "Hazardous Material" means any hazardous or toxic material,
                      ------------------
                     substance or waste which is defined by those or similar terms or is regulated as such under any Environmental Laws. "Environmental Laws" means any statute, law, ordinance, rule or regulation of any local, county, state or federal authority having jurisdiction over the Property or any portion thereof or its use, including but not limited to: the Federal Water Pollution Control Act (33 U.S.C. (S)
                     1317) as amended; (b) the Federal Resource Conservation and Recovery Act (42 U.S.C. (S) 6901 et seq.) as amended; (c) the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. (S) 9601 et seq.) as amended; (d) the Toxic Substance Control Act 15 U.S.C. 2601, as amended; and (e) the Clean Air Act, 42 U.S. (S)7401, as amended.

               (vi) The Tenant's obligations and liabilities under paragraph 7(c) shall survive the expiration of this Lease.

     8.   Indemnification. Tenant agrees to pay, and to protect, defend,
          ---------------
indemnify Landlord, Permitted Beneficiary and their agents from and against any and all liabilities, losses, damages, costs, expenses (including all reasonable attorneys' fees and expenses of Landlord), causes of action, suits, claims, demands or judgments of any nature whatsoever (i) arising from any injury to, or the death of, any person or damage to property on the Premises or upon adjoining sidewalks, streets or ways, in any manner growing out of or connected with the use, non-use, condition or occupation of the Premises or any part thereof or resulting from the condition thereof or adjoining sidewalks, streets or ways, so long as not occasioned by the affirmative negligent act of Landlord, Permitted Beneficiary, their agents, servants, employees or assigns and/or (ii) arising from violation by Tenant of any agreement or condition of this Lease, or any contract or agreement to which Tenant is a party or any restriction, law, ordinance or regulation, in each case affecting the Premises or any part thereof or the ownership, occupancy or use thereof, so long as not occasioned by the intentional fault of Landlord, Permitted Beneficiary, their agents, servants, employees or assigns. If Landlord, Permitted Beneficiary or any agent of Landlord or Permitted Beneficiary shall be made a party to any such litigation commenced against Tenant, and if Tenant, at its expense, shall fail to provide Landlord, Permitted Beneficiary or their agents with counsel (upon Landlord's request) approved by Landlord, Tenant shall pay all costs and attorneys' fees and expenses incurred or paid by Landlord, Permitted Beneficiary or their agents in connection with such litigation. The Tenant's obligations and liabilities under paragraph 8 herein shall survive the expiration of this Lease.

     9.   Liens: grants of Easements.  Tenant will not, directly or indirectly,
          --------------------------
create or permit to be created or to remain, and will promptly discharge, at its expense, any mortgage, lien, encumbrance or charge on, pledge of, or conditional sale or other title retention agreement with respect to, the Premises or any part thereof or Tenant's interest therein or the Basic Rent, additional rent or other sums payable by Tenant under this Lease. Nothing contained in this Lease shall be construed as constituting the consent or request, expressed or implied, by Landlord to the performance of any labor or services or of the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Premises or any part thereof by any contractor, subcontractor, laborer, materialman or vendor. Notice is hereby given that Landlord will not be liable for any labor, services or materials furnished or to be furnished to Tenant, or to anyone holding the Premises or any part thereof, and that no mechanic's or other liens for any such labor, services or materials shall attach to or affect the interest of Landlord in and to the Premises.

     10.  Maintenance and Repair: Completion of Improvements.
          --------------------------------------------------

          (a) Tenant acknowledges that it has received the Premises in good condition, repair and appearance. Tenant agrees that, at its expense, it will keep and maintain the Premises, including any altered, rebuilt, additional or substituted buildings, structures or other improvements thereto, in good repair and appearance, except for ordinary wear and tear, it will make promptly, all structural and non-structural, foreseen and unforeseen, ordinary and extraordinary changes and repairs of every kind which may be required to be made to keep and maintain the Premises in such good condition, repair and appearance and it will keep the Premises orderly and free and clear of rubbish. Tenant covenants to perform or observe all terms, covenants or conditions or any reciprocal easement or maintenance agreement to which it may at any time be a party or to which the Premises are currently subject. Tenant shall, at its expense, use its best efforts enforce compliance with any reciprocal easement or maintenance agreement benefitting the Premises by any other person subject to such agreement. Landlord shall not be required to maintain, repair or rebuild, or to make any alterations, replacements or renewals of any nature to the Premises, or any part thereof, whether ordinary or extraordinary, structural or nonstructural, foreseen or not foreseen to maintain the Premises or any part thereof in any way. Tenant hereby expressly waives the right to make repairs at the expense of Landlord which may be provided for in any law in effect at the time of the commencement of the term of this Lease or which may thereafter be enacted. If Tenant shall abandon the Premises, it shall give Landlord and any Permitted Beneficiary immediate notice thereof.

          (b) If any Improvements situated on the Premises at knylirne during the Term of this Lease shall encroach upon any property, street or right-of-way adjoining or adjacent to the Premises, or shall violate the agreements or conditions contained in any restrictive covenant affecting the Premises or any part thereof, or shall impair the rights of others under or hinder or obstruct any easement or right-of-way to which the Premises are subject, then, promptly after the written request of Landlord or any person affected by any such encroachment, violation, impairment, hindrance or obstruction, Tenant shall, at its expense, either (i) obtain effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation, impairment, hindrance or obstruction whether the same shall affect Landlord, Tenant shall, at its expense, either (i) obtain effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation, impairment, hindrance or obstruction whether the same shall affect Landlord, Tenant or both, or (ii) make such changes in the improvements on the Premises and take such other action as shall be necessary to remove such encroachments, hindrances or obstructions and to end such violations or impairments, including, if necessary, the alteration or removal of any improvement on the Premises. Any such alteration or removal shall be made in conformity with the requirements of paragraph 11(a) to the same extent as if such alteration or removal were an alteration under the provisions of paragraph 11(a).

     11.  Alterations.  Subject to the prior written approval of Landlord, which
          -----------
approval shall not be unreasonably withheld, Tenant may, at its expense, after not less than forty-five (45) days' prior Written notice to Landlord of its plans (which notice shall include a description of the proposed additions or alterations), make additions to and alterations of the Improvements to the Premises, and make substitutions and replacements therefor, provided, that (i) the market value of the Premises shall not thereby be lessened; (ii) is architecturally consistent with existing Improvements; (iii) such actions shall be performed in a good and workmanlike manner; and (iv) such additions, alterations, substitutions and replacements shall not violate any term of any agreement or restriction to which the Premises are subject and shall be expeditiously completed in compliance with all laws, ordinances, rules, regulations and requirements applicable thereto. Tenant shall promptly pay all costs and expenses of each such addition, alteration, substitution or replacement, discharge all liens arising therefrom and procure and pay for all permits and licenses required in connection therewith. All such Improvements shall be and remain part of the realty and the property of Landlord and subject to this Lease. Tenant may, at its expense, install, assemble or place any items of trade fixtures, machinery or equipment upon the Premises. Such trade fixtures, machinery or equipment shall be and remain the property of Tenant and Tenant may remove the same from the Premises at any time prior to the termination of this Lease, provided that Tenant shall repair any damage to the Premises resulting from such removal.

     12.  Insurance.
          ---------

          (a) Tenant shall maintain, or cause to be maintained, at its sole expense, the following insurance on the Premises (herein called the "Required Insurance");

               (i) Insurance against loss or damage by fire, lightning and other risks from time to time included under "all risk" policies, including, without limitation, vandalism and malicious mischief coverage, in amounts sufficient to prevent Landlord or Tenant from becoming a co-insurer of any loss under the applicable policies by in any event in amounts not less than the full insurable value of the Premises. The term "full insurable value," as used herein, means actual replacement value (i.e., including the cost of debris removal but excluding foundation and excavations) as reasonably determined by Landlord from time to time.

               (ii) General public liability insurance for the benefit of Landlord, Tenant and Permitted Beneficiary against claims for damages to person or property occurring on, in or about the Premises and the adjoining street, sidewalks, gutters, curbs, passageways and other areas adjacent thereto, if any.

               (iii) Worker's compensation insurance covering all persons employed in connection with any work done on or about the Premises with respect to which claims for death or bodily injury could be asserted against Landlord, Tenant or the Premises, complying with the laws of the state in which Premises is located.

               (iv) At any time when any portion of the Premises are being constructed, altered or replaced, builder's risk insurance (in completed value nonreporting form) in an amount not less than the actual replacement value of the Improvements, exclusive of foundations and excavations.

               (v) The insurance contemplated in subparagraphs (i) and (ii) above shall be furnished in the form, type of casualty, and with insurers and in amounts satisfactory to the Permitted Beneficiary, with the originals of any and all such policies to be held by Permitted Beneficiary's designee and including the provision of such certificates of insurance as the Permitted Beneficiary, its agents and representatives shall reasonably require. Such insurance shall also include rental income insurance as an additional endorsement insuring the Landlord and the Permitted Beneficiary against rental loss for a minimum period of twelve (12) months after any damage to or destruction of the Premises, specifically including but not limited to any improvements thereon.

               (vi) Such other insurance on the Premises, including but not limited to boiler or sprinkler leakage insurance, in such amounts and against such other hazards which at the time are commonly obtained in the case of property similar to the Premises, including war risk insurance (at an during such times as war risk insurance is commonly obtained in the case of property similar to the Premises), when and to the extent obtainable from the United States Government or any agency thereof.

          (b) Insurance claims by reason of damage to or destruction of any portion of the Premises shall be adjusted by Tenant, both Landlord and any Permitted Beneficiary shall have the right to join with Tenant in adjusting any such loss. Proceeds of such insurance shall be made available to Tenant but only against certificates of Tenant delivered to Landlord from time to time as such work or repair progresses, each such certificate describing the work or repair for which Tenant is requesting payment and the cost incurred by Tenant in connection therewith and stating that Tenant has not theretofore received payment for such work and has sufficient funds remaining to complete the work free of liens or claims. Any proceeds remaining after Tenant has repaired the Premises pursuant to paragraph 13, shall be delivered to Tenant.

          (c) Every policy referred to in clauses (i), (iv) and (v) paragraph 12(a) shall bear a first mortgage endorsement in favor of the then Permitted Beneficiary (if any); and any loss under such policy shall be made payable to such Permitted Beneficiary, provided that any recovery under any such policy shall be applied by such Permitted Beneficiary in the manner provided in paragraph 12(c). Every policy of Required Insurance shall contain an agreement that the insurer will not cancel such policy except after thirty (30) days' written notice to Landlord and Permitted Beneficiary and that any loss otherwise payable thereunder shall be payable notwithstanding any act or negligence of Landlord, Tenant or Permitted Beneficiary which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment and notwithstanding (i) any foreclosure or other action taken by a Permitted Beneficiary pursuant to any provision of any Permitted Deed of Trust upon the happening of a default of Event of Default thereunder or (ii) any change in ownership of the Premises.

          (d) Tenant shall, within thirty (30) days prior to the expiration of any such policy, deliver to the Permitted Beneficiary, with a copy to Landlord, any other original or duplicate policies, additional endorsements for the new policy year, or such certificates evidencing the renewal of any such policy, in relation to any policy of insurance to be held by the Permitted Beneficiary in accordance with paragraph 12(a)(v) above. If Tenant fails to maintain or renew any Required Insurance, or to pay the premium therefor, or to deliver any such policy or certificate, then Landlord, at its option, but without obligation to do so, may, upon five (5) days' notice to Tenant, procure such insurance. Any sums so expended by Landlord shall be additional rent hereunder and shall be repaid by Tenant within five (5) days after notice to Tenant of such expenditure and the amount thereof.

          (e) Neither Tenant nor Landlord shall obtain or carry separate insurance covering the same risks as any Required Insurance unless Tenant, Landlord and the Permitted Beneficiary are included therein as named insured, with loss payable as provided in this Lease and the policy contains a first mortgagee and endorsement in favor of the Permitted Beneficiary. Tenant and Landlord shall immediately notify each other whenever any such separate insurance is obtained and shall deliver to each other the policies or certificates evidencing the same.

          (f) Anything contained in this paragraph 12 to the contrary notwithstanding, all Required Insurance may be carried under a "blanket" or "umbrella" policy or policies covering other properties or liabilities of Tenant, provided, that such policies otherwise comply with the provisions of this Lease and specify the coverage and amounts thereof with respect to the Premises.

          (g) Landlord and Permitted Beneficiary shall not be limited in the proof of any damages which Landlord or Permitted Beneficiary may claim against Tenant arising out of or by reason of Tenant's failure to provide and keep in force insurance, as provided above, to the amount of the insurance premium or premiums not paid or incurred by Tenant and which would have been payable under such insurance; but Landlord and Permitted Beneficiary shall also be entitled to recover as damages for such breach, the uninsured amount of any loss, to the extent of any deficiency in the Required Insurance and damages, costs and expenses of suit suffered or incurred by reason of or damage to, or destruction of, the Premises, occurring during any period when Tenant shall have failed or neglected to provide the Required Insurance. Tenant shall indemnify and hold harmless Landlord and Permitted Beneficiary for and liability incurred by Landlord or Permitted Beneficiary arising out of any deductibles for Required Insurance.

     13.  Casualty.  If a part of the Premises shall be damaged or destroyed by
          --------
casualty, and if the estimated cost of rebuilding, replacing and repairing the same shall be or exceed Five Thousand Dollars ($5,000.00), Tenant shall promptly notify Landlord thereof, and (whether or not such estimated cost shall be or exceed Five Thousand Dollars [$5,000.00]) Tenant shall, with reasonable promptness and diligence, rebuild, replace and repair any damage or destruction to the Premises, at its expense, in conformity with the requirements of paragraph 11(a) in such manner as to restore the same to the same condition, as nearly as possible, as existed prior to such casualty and there shall be no abatement of Basic Rent of additional rent.

     14.  Condemnation.  Subject to the rights of Tenant set forth in this
          ------------
paragraph 14, Tenant hereby irrevocably assigns to Landlord any award or payment to which Tenant may be or become entitled with respect to the taking of the Premises or any part thereof, by condemnation or other eminent domain proceedings pursuant to any law, general or special, or by reasons of the temporary requisition of the use or occupancy of the Premises or any part thereof, by any governmental authority, civil or military, whether the same shall be paid or payable in respect of Tenant's leasehold interest hereunder or otherwise. Landlord shall be entitled to participate in any such proceeding and the expenses thereof (including counsel fees and expenses) shall be paid by Tenant. If the entire Premises, or such portion thereof as will make the remainder unsuitable for the use permitted under this Lease and Agreement, is condemned by any legally constituted authority, as contemplated in this paragraph, or if a conveyance or other acquisition in lieu of such condemnation is made, then this Lease and Agreement shall terminate as of the date possession is required by the condemnor. If a portion of the leased Premises is condemned but the remainder is still suitable for the use permitted by this Lease and Agreement, this Lease and Agreement shall not terminate but a portion of the rent for the rest of the term shall be abated in proportion to the amount of the Premises taken which are actually and regularly employed by the Tenant in the operation of its business at the time the Tenant is first notified by any such condemnor. Any and all compensation paid in connection with condemnation shall belong to and be the sole property of the Landlord, except Tenant shall be entitled to any compensation specifically awarded to it for its trade fixtures, moving expenses and in relation to the termination of its leasehold interest.

     15.  Assignment and Subletting.  Tenant may sublet all or any part of the
          -------------------------
Premises without the consent of Landlord (provided, that each such sublease shall expressly be made subject to the provisions of this Lease) and, may assign all its rights and interests under this Lease. If Tenant assigns all its rights and interests under this Lease, the assignee under such assignment shall expressly assume all the obligations of Tenant hereunder in an instrument, approved by Landlord as to form and substance (which approval will not be unreasonably withheld or delayed), delivered to Landlord at the time of such assignment. No assignment or sublease made as permitted by this paragraph 16 shall affect or reduce any of the obligations of Tenant hereunder, and all such obligations shall continue in full force and effect as obligations of a principal and not as obligation of a guarantor of surety, to the same extent as though no assignment or subletting had been made, provided that performance by any such assignee or sublease of any of the obligations of Tenant under this Lease shall be deemed to be performed by Tenant. No sublease or assignment made as permitted by this paragraph 16 shall impose any obligations on Landlord or otherwise affect any of the rights of Landlord under this Lease. Neither this Lease nor the Term hereby demised shall be mortgaged by Tenant, nor shall Tenant mortgage or pledge the interest of Tenant in and to any sublease of the Premises or the rentals payable thereunder. Any mortgage, pledge, sublease or assignment made in violation of this paragraph 16 shall be void. Tenant shall, within ten
(10) days after the execution and delivery of any such assignment or the sublease or all or substantially all of the Premises, deliver a conformed copy thereof to Landlord. Within ten (10) days after the execution and delivery sublease of a portion of the Premises, Tenant shall give notice to Landlord of the existence and term thereof, and of the name and address of the sublease thereunder.

     16.  Permitted Contests.  Tenant shall not be required to (i) pay any
          ------------------
Imposition; (ii) comply with any statue, law, rule, order, regulation or ordinance; (iii) discharge or remove any lien, encumbrance or charge; or (iv) obtain any waivers or settlements or make any changes to take any action with respect to any encroachment, hindrance, obstruction, violation or impairment referred to in paragraph 10(b), so long as Tenant shall contest, in good faith and at its expense, the existence, the amount or the validity thereof, the amount of the damages caused thereby, or the extent of its liability therefor, by appropriate proceedings during the pendency of which there is prevented (a) the collection of, or other realization upon, the tax, assessment, levy, fee, rent or charge or lien, encumbrance or charge so contested; (b) the sale, forfeiture or loss of the Premises, or any part thereof, or the Basic Rent or any additional rent, or any portion thereof; (c) any interference with the use or occupancy of the Premises or any part thereof; and (d) any interference with the payment of the Basic Rent or any additional rent, or any portion thereof. While any such proceedings are pending, Landlord shall not have the right to pay, remove or cause to be discharged the tax, assessment, levy, fee, rent or charge or lien, encumbrance or charge thereby being contested. Tenant further agrees that each such contest shall be promptly prosecuted to a final conclusion. Tenant shall pay, indemnify and save Landlord harmless against any and all losses, judgments, decrees and costs (including all attorneys' fees, appearance costs and expenses) in connection with any such contest and shall, promptly after the final settlement, compromise or determination of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, and perform an acts, the performance of which shall be ordered or decreed as a result thereof; provided, however, that nothing herein contained shall be construed to required Tenant to pay or discharge any lien encumbrance or other charge created by any act or failure to act of Landlord or the payment of which by Tenant is not otherwise required to perform hereunder. No such contest shall subject Landlord or any Permitted Beneficiary to the risk of any criminal liability. Tenant shall give such reasonable security to Landlord or such Permitted Beneficiary as may be demanded by Landlord or such Permitted Beneficiary to insure compliance with the foregoing provision of this paragraph 19.

     17.  Conditional Limitations: Default Provision.
          ------------------------------------------

          (a) Any of the following occurrences or acts shall constitute an event of default (herein called an "Event of Default") under this Lease:

               i) the failure to pay when due any rent or other payment, including but not limited to insurance premiums, utility payments, taxes and any expense incurred in the maintenance or improvement of the premises; which failure continues for a period of ten (10)days.

               ii) any failure to perform or observe any other term or agreement herein, which failure of performance or observance continues for a period of thirty (30) days after notice thereof is given to Tenant.

               (iii) any of the Tenant's property seized or levied upon under any legal or governmental process against Tenant or against Tenant's property.

               (iv) Tenant becomes insolvent or subject to an insolvency proceeding or has any property placed in the control of a trustee, receiver or other custodian.

               (v)   Tenant's abandonment of the leased premises.

               (vi) the initiation and prosecution of dissolution, liquidation or receivership proceedings against the Tenant or its failure to maintain its corporate or partnership existence in good standing and conformance with Indiana law.

          (b) If an Event of Default shall have happened and be continuing, Landlord shall have the right at its election to give Tenant written notice of Landlord's intention to terminate the term of this Lease on a date specified in such notice. Thereupon, the term of this Lease and the estate hereby granted shall terminate on such date as completely and with the same effect as if such date were the date fixed herein for the expiration of the term of this Lease, and all rights of Tenant hereunder shall terminate, but Tenant shall remain liable as provided herein.

          (c) Upon the occurrence of any of the above-stated events of default and Tenant's breach of this Lease and Agreement, Landlord shall have the following remedies in addition to its other rights and remedies as provided at law and in equity:

               (i) Landlord may re-enter the premises immediately and remove all of Tenant's personnel and property therefrom; provided, however, that any retaking or possession by the Landlord shall be without prejudice to the rights and remedies of the Landlord to recover for any damages sustained by reason of the Tenant's failure to perform under the terms and conditions of this Lease.

               (ii) After re-entry, the Landlord may terminate the lease by giving fifteen (15) days' written notice of such termination to Tenant. Re-entry only, without notice of termination, shall not terminate this Lease.

               (iii) After re-entry, Landlord may relet the premises or any part thereof, for any terms, without terminating the lease, at such rent and on such terms as it may choose.

               (iv) The Landlord may further pursue any and all available legal remedies for damage to the premises or breach of any of Tenant's covenants contained herein. The Landlord shall further be entitled to the recovery of reasonable attorneys' fees and costs incurred as a result of Tenant's breach of any of the covenants of this Lease and Agreement.

          (d) At any time or from time to time after the repossession of the Premises or any part thereof pursuant to paragraph 20(c), whether or not the term of this Lease shall have been terminated pursuant to paragraph 20(b), Landlord may (but shall be under no obligation to) relet the Premises or any part thereof for the account of Tenant, in the name of Tenant or Landlord or otherwise, without notice to Tenant, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such conditions (which may include concessions or free rent) and for such uses Landlord, in its absolute discretion, may determine, and Landlord may collect and receive any rents payable by reason of such reletting. Landlord shall not be responsible or liable for any failure to relet the Premises or any part thereof or for any failure to collect any rent due upon any such reletting.

          (e) No termination of the term of this Lease pursuant to paragraph 20(b), by operation of law or otherwise, and no repossession of the Premises or any part thereof pursuant to paragraph 20(c) or otherwise, and no reletting of the Premises or any part thereof pursuant to paragraph 20(d), shall relieve Tenant of its liabilities and obligations hereunder, all of which shall survive such expiration, termination, repossession or reletting.

          (f) In the event of any such termination or repossession, Tenant will pay to Landlord the Basic Rent, additional rent and other sums required to be paid by Tenant to and including the date of such termination or repossession; and, thereafter, Tenant shall, until the end of what would have been the term of this Lease in the absence of such termination or repossession, and whether or not the Premises or any part thereof shall have been relet, be liable to Landlord for, and shall pay to Landlord, as liquidated and agreed current damages: (i) the Basic Rent, additional rent and other sums which would be payable under this Lease by Tenant in the absence of such termination or repossession, less (ii) the net proceeds, if any, of any reletting effected for the account of Tenant pursuant to paragraph 20(d), after deducting from such proceeds all Landlord's expenses incurred in connection with such reletting (including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, employees' expenses, alteration costs and expenses of preparation for such reletting). Tenant will pay such current damages on the days on which the Basic Rent would have been payable under this Lease in the absence of such termination or repossession, and Landlord shall be entitled to recover the same from Tenant on each such day.

          (g) At any time after such termination or repossession by reason of the occurrence of any Event of Default, whether or not Landlord shall have collected any current damages pursuant to paragraph 20(f), Landlord shall be entitled to recover from Tenant, and Tenant will pay to Landlord on demand, as and for liquidated and agreed final damages for Tenant's default and in lieu of all current damages beyond the date of such demand (it being agreed that it would be impracticable or extremely difficult to fix the actual damages), an amount determined in accordance with Exhibit C. If any law shall limit the amount of such liquidated final damages to less than the amount above agreed upon, Landlord shall be entitled to the maximum amount allowable under such statute as rule of law.

          (h) Notwithstanding any thing to the contrary stated herein, if an Event of Default shall have happened to be continuing, whether or not Tenant shall have abandoned the Premises, Landlord may elect to continue this Lease in effect for so long as Landlord does not terminate Tenant's right to possession of the Premises and Landlord may enforce all of its rights and remedies hereunder including without limitation the right to recover all Basic Rent, additional rent and other sums payable hereunder as the same become due.

     18.  Additional Rights of Landlord.
          -----------------------------

          (a) No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity or by statute. The failure of Landlord to insist at any time upon the strict performance of any covenant or agreement or to exercise any option, right, power or remedy contained in this Lease shall not be construed as a waiver or a relinquishment thereof for the future. A receipt by Landlord of any Basic Rent, any additional rent or any other sum payable hereunder with knowledge of the breach of any covenant or agreement contained in this Lease shall not be deemed a waiver of such breach, and no waiver by Landlord any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. In addition to other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief in case of the violation, or attempted or threatened violation, of any of the covenants, agreements, conditions or provision of this Lease, or to decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to landlord at law or in equity.

          (b) Tenant hereby waives and surrenders for itself and all those claiming under it, including creditors of all kinds, (i) any right or privilege which it or any of them may have under any present or future constitution, statute or rule of law to redeem the Premises or to have a continuance of this Lease for the term hereby demised after termination of Tenant's right of occupancy by order or judgment of any court or by any legal process or writ, or under the terms of this Lease or after the termination of the term of this Lease as herein provided, and (ii) the benefits of any present or future constitution, statute or rule of law which exempts property from liability for debt or for distress for rent.

          (c) In the event an action shall be brought for the enforcement of any right hereunder, the losing party shall pay to the prevailing party all the expenses incurred in connection therewith including attorneys' fees.

     19.  Notice, Demands and Other Instruments.  All notices, demands,
          -------------------------------------
requests, consents, approvals and other instruments required or permitted to be given pursuant to the terms of this Lease shall be in writing and shall be deemed to have been properly given if (a) with respect to Tenant, sent by registered mail, postage prepaid, or sent by facsimile transmission, overnight express carrier or delivered by hand, in each case addressed to Tenant at its address first above set forth, and (b) with respect to Landlord, sent by registered mail, postage prepaid, or sent by facsimile transmission, overnight express courier or delivered by hand in each case, addressed to Landlord at its address first above set forth along with a copy to the Permitted Beneficiary. Landlord and Tenant shall each have the right from time to time to specify at its address for purposes of this Lease any other address in the United States of America upon giving fifteen (15) days' written notice thereof, similarly given, to the other party.

     20.  Estoppel Certificates and Consents.
          ----------------------------------

          (a) Tenant and Landlord will, at any time and from time to time, upon not less than twenty (20) days' prior request by the other party or by Permitted Beneficiary, execute, acknowledge and deliver to the other party a Certificate, certifying that (i) this Lease is unmodified and in full effect (or setting forth any modifications and that this Lease is in full effect as modified); (ii) the Basic Rent and additional rent and other sums payable hereunder have been paid; (iii) to the knowledge of the signer, any default of which the signer may have knowledge; (iv) the commencement and expiration dates of the Lease; (v) the amount of any security or other deposits; (vi) either the Tenant is in possession of the Premises or who is in possession; (vii) as to any concessions or other rights that Tenant (including first refusal, option or other occupancy claims) or Landlord may have; and (viii) such other matters as may reasonably be requested by the requesting party. Any such certificate may be relied upon by any mortgagee or prospective purchaser or prospective mortgage of the Premises.

          (b) From time to time during the term of this Lease, Landlord expects to secure financing of its interest in the Premises by assigning Landlord's interest in this Lease and the sums payable hereunder. In the event of any such assignment to a Permitted Beneficiary, Tenant will, upon not less than ten (10) days' prior request by Landlord, execute, acknowledge and deliver to Landlord a consent to such assignment addressed to such produce, at Tenant's expense, such certificates, opinions of counsel and other documents as may be reasonably requested by such Permitted Beneficiary.

     21.  No Merger.  There shall be no merger of this Lease or the leasehold
          ---------
estate hereby created with the fee estate in the Premises or any part thereof by reason of the same person acquiring or holding, directly or indirectly, this Lease or the leasehold estate hereby created or any interest in this Lease or in such leaseholder estate as well as the fee estate in the Premises or any portion thereof.

     22.  Surrender.  Upon the termination of this Lease, Tenant shall peaceably
          ---------
surrender the Premises to Landlord in the same condition in which they were received from Landlord at the commencement of this Lease, except as altered as permitted or required by this Lease and except for ordinary wear and tear. Provided that Tenant is not in default hereunder, Tenant shall remove from the Premises prior to or within a reasonable time after (not to exceed thirty
(30) days) such termination all property not owned by Landlord, and, at Tenant's expense, shall at such times of removal, repair any damage caused by such removal. Property not so removed shall become the property of Landlord. Landlord may thereafter cause such property to be removed and disposition and the cost or repairing any damage caused by such removal shall be borne by Tenant. Notwithstanding anything to the contrary contained herein, upon termination of this Lease pursuant to a default by Tenant, the heating, ventilation and air conditioning systems shall remain on the Premises and shall become the property of Landlord.

     23.  Separability.  Each and every covenant and agreement contained in this
          ------------
Lease is separate and independent, and the breach of any thereof by Landlord shall not discharge or relieve Tenant from any obligation hereunder. If any term or provision of this Lease or the application thereof to any person or circumstances or at any time to any extent be invalid and unenforceable, the remainder of this Lease or the application of such term or provision to persons or circumstances or at any time other than those to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and shall be enforced to the extent permitted by law.

     24.  Savings Clause.  No provision contained in this Lease which purports
          --------------
to obligate the Tenant to pay any amount of interest or any fees, costs or expenses which are in excess of the maximum permitted by applicable law, shall be effective to the extent that it calls for payment of any interest or other sums in excess of such maximum.

     25.  Binding Effect.  All of the covenants, conditions and obligations
          --------------
contained in this Lease shall be binding upon and inure to the benefit of the respective successors and assigns of Landlord and Tenant to the same extent as if each successor and assign were in each case named as discharged except by a writing signed by Landlord and Tenant.

     26.  Table of Contents, Heading.  The table of contents and headings used
          --------------------------
in this Lease are for convenient reference only and shall not to any extent have the effect of modifying, amending or changing the provisions of this Lease.

     27.  Governing Law.  This Lease shall be governed by and interpreted under
          -------------
the laws of the state in which the Premises are located.

     28.   Certain Definitions.
           -------------------

           (a) The term "Imposition" means:

               (i) all taxes, assessments (including assessments for benefits from public works or improvements, whether or not begun or completed prior to the commencement of the term of this Lease and whether or not to be completed within said term), levies, fees, water and sewer rents and charges, and all governmental charges of every kind, general and special ordinary and extraordinary, whether or not the same shall have been within the express contemplating of the parties hereto, together with any interest and penalties thereon, which are, at any time, imposed or levied upon or assessed against (A) the Premises or any part thereof, (B) any Basic Rent, any additional rent reserved or payable hereunder, (C) this Lease or the leasehold estate hereby created or which arise in respect of the operation, possession, occupancy or use of the Premises;

               (ii) any gross receipts or similar taxes imposed or levied upon, assessed against or measured by the Basic Rent, additional rent or any other sums payable by Tenant hereunder or levied upon or assessed against the Premises;

               (iii) all sales and use taxes which may be levied or assessed against or payable by Landlord or Tenant on account of the acquisition, leasing or use of the Premises or any portion thereof; and

               (iv) all charges for water, gas, light, heat, telephone, electricity, power and other utilities and communications services rendered or used on or about the Premises.

           (b) The term "Lease" means:

               this lease agreement as amended and modified from time to time together with any memorandum or short form of lease entered into for the purpose of recording.

           (c) The term "Tenant's Certificate" means:

               a written certificate signed by the Chairman of the Board, the President or any Vice President of Tenant.


          (d)  The term "Landlord" means:

               the owner, for the time being, of the rights of the lessor under this lease and his heirs, successors and assigns, and upon any assignments or transfer of such rights, except an assignment or transfer made as security for an obligation, the assignor or transferor shall be relieved of all future duties and obligations under this Lease and the assignee or the transferee shall expressly agree in writing to be bound by and to assume all the covenants of Landlord hereunder.

          (e)  The term "Permitted Beneficiary" means:

               Guaranty Mutual Life Company and its assigns.

          (f)  The term "Termination Date" means:

               and business day not immediately preceding or succeeding a Saturday, Sunday or legal holiday.

     IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above set forth.


                                             LANDLORD:

                                             GBA Realty Corp.

                                                 /s/
Attest:                                      By:_______________________________


______________________________


                                             TENANT:

                                             Suburban Ostomy Supply Co., Inc,


                                                 /s/
Attest:                                      By:_______________________________


______________________________

                          ADDENDUM TO LEASE AGREEMENT

                                    between

                               GBA Realty Corp.
                                   Landlord

                                      and

                       Suburban Ostomy Supply Co., Inc.
                                    Tenant


                               RENT ADJUSTMENT


Effective March 1, 1994, the minimum annual rent for the South Bend distribution facility will be One Hundred Eight Thousand Dollars ($108,000). All other terms and conditions will remain the same.

LANDLORD:                                  TENANT:

GBA Realty Corp.                           Suburban Ostomy Supply Co., Inc.


______________________________             ___________________________________
Herb Gray, President                       Stephen N. Aschettino, Treasurer

Dated:____________                         Dated:____________

THIS AMENDMENT TO LEASE AND AGREEMENT (the "Amendment"), dated as of July 3, 1995, amends the Lease and Agreement (the "Lease") dated August 1, 1993, made by
                                           -----
and between GBA Realty Corp. ("Landlord") and Suburban Ostomy Supply Co., Inc.
                               --------
("Tenant"). Each capitalized term used herein shall have the same meaning
  ------
ascribed to such term in the Lease unless otherwise defined herein.

     WHEREAS, Landlord and Tenant mutually desire to alter and amend section 5(a) of the Lease;

     NOW, THEREFORE, in consideration of the mutual agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

     1.   Section 5(a) of the Lease is hereby amended to read as follows:

          "5.  Rent. (a) Tenant covenants to pay Landlord, as installments of
               ----
          rent for the Premises during the term of this Lease, minimum annual rent of One Hundred and Eight Thousand Dollars ($108,000), payable in twelve (12) equal monthly installments due and payable on the first day of each calendar month, subject to Landlord's right to annually review such minimum rent and to increase such rent to the then existing fair market rental value for the Premises, upon not less than thirty (30) days' prior written notice. If any dispute between the parties as to the fair market rental value of the Premises has not been resolved before the commencement of Tenant's obligation to pay such minimum annual rent, after such adjustment to reflect the fair market rental value, then Tenant shall pay the minimum annual rent under the Lease based upon the prior rent until the agreement of the parties as to the fair market rental value at which time Tenant shall pay any underpayment of the minimum annual rent to Landlord, or Landlord shall refund any overpayment of the minimum annual rent to Tenant."

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first written.


                                       LANDLORD:
                                       --------

                                       GBA REALTY CORP,

Attest:                                By:______________________
                                          Name:
                                          Title:

__________________________

                                       TENANT:
                                       ------

                                       SUBURBAN OSTOMY SUPPLY CO., INC.


Attest:                                By:______________________
                                          Name:
                                          Title:

__________________________